Exhibit 99.2

LUMENTUM DEBUTS AS AN INDEPENDENT PUBLICLY-TRADED COMPANY FOLLOWING COMPLETION OF ITS SPINOFF FROM JDSU

•	An industry leader in optical communications and commercial lasers, Lumentum will commence trading on the NASDAQ Stock Market on August 4, 2015

Milpitas, Calif., August 3, 2015 – Lumentum Holdings Inc. (“Lumentum”) today announced that it completed the spinoff from JDSU and initiated operations as an independent, publicly-traded company on August 1, 2015. Formerly JDSU’s Communications and Commercial Optical Product (“CCOP”) business segment, Lumentum will commence “regular-way” trading on NASDAQ under the ticker symbol LITE on August 4, 2015.

“We are excited to begin our journey as an independent, publicly-traded company,” said Alan Lowe, Lumentum’s president and chief executive officer. “With a more focused and agile structure, we believe we are well positioned to capitalize on the growth opportunities in both the communications and commercial lasers markets. As an established technology and industry leader, we look forward to delivering value to our customers and shareholders.”

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading manufacturer of innovative optical and photonic products enabling optical networking and commercial laser customers worldwide. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in Milpitas, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any expectations about potential market opportunities and Lumentum’s ability to capitalize on these opportunities. These forward-looking statements involve risks and uncertainties that could cause actual events and terms to differ materially from those set forth herein, including those related to our business and growth opportunities, and the trading markets for our stock. For more information on the risks related to the operation of the Company’s existing business segments, please refer to the “Risk Factors” section included in the Company’s Form 10 filed with the Securities and Exchange Commission on July 14, 2015. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements.

Contact Investors:	Chris Coldren, 408-404-0606; investor.relations@lumentum.com
Media:	Greg Kaufman, 408-546-4235; media@lumentum.com